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                                                                    Exhibit 99.2

PROXY

                          VIKING OFFICE PRODUCTS, INC.
                              950 WEST 190TH STREET
                           TORRANCE, CALIFORNIA 90502


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank Jarc and Charlotte Wiethoff, and each of them, with full power of substitution, as attorneys, agents and proxies to vote on behalf of the undersigned at the special meeting of the stockholders (the "Stockholders") of Viking Office Products, Inc. ("Viking") called by the Board of Directors of Viking (the "Viking Board"), to be held at Viking's executive offices, 950 West 190th Street, Torrance, California 90502, on August 26, 1998 at 8:00 a.m., Pacific time (11:00 a.m. Eastern time), or any adjournment thereof, for the following purposes:



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




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                                  INSTRUCTIONS

1. Signatures of Stockholders of Record. In order to be valid, each proxy must be signed by the Stockholder of record on July 20, 1998. The signature must correspond exactly with the name(s) as written on the label affixed to the proxy representing the shares without alteration. If shares are owned of record by two or more joint owners, all such owners must sign a single proxy in respect of such shares. If shares are registered in different names, it will be necessary to complete, sign and submit as many separate proxies as there are different registrations.

      If a proxy is to be signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Board of Directors of such person's authority so to act must be submitted along with the proxy.

2. Delivery. Delivery of a proxy to an address other than the address set forth on the proxy does not constitute a valid delivery. Only proxies received at such address on or prior to the meeting date will be valid. The method of delivery of a proxy is at the option and risk of the tendering Stockholder. In all cases, sufficient time should be allowed to insure timely delivery.

3. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Joint Proxy Statement or the proxy may be directed to Charlotte Brown at CIC Investor Communications, Inc. at: (201) 896-5670 or to the following address:

      Viking Office Products, Inc.
      c/o CIC Investor Communications, Inc.
      111 Commerce Road
      Carlstadt, New Jersey 07072-2746
      Attention: Charlotte Brown


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                                                       Please mark
                                                       your votes as  / X /
                                                       indicated in
                                                       this example.


THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MERGER AND THE MERGER
PROPOSAL.




1. To approve the merger (the "Merger Proposal") of VK Acquisition Corp., a wholly owned subsidiary of Office Depot, Inc., with and into Viking, which will become the surviving corporation in the Merger and a wholly owned subsidiary of Office Depot, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 18, 1998, among Office Depot, Inc., VK Acquisition Corp. and Viking (the "Merger Agreement").

           APPROVE  /  /                DISAPPROVE /  /

2.    Any other business that may properly come before the meeting.



This proxy (the "Proxy"), when properly executed and duly returned, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made on this Proxy, this Proxy will be voted FOR the Merger Proposal.




Signature(s)                                      Dated               , 1998
            ---------------------------------           -------------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE LABEL AFFIXED TO THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, ALL OWNERS MUST SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE SIGN NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


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